News Release

CURRENT TECHNOLOGY’S CELEVOKE REPORTS DEVELOPMENT OF A COVERT CONTAINER GPS TRACKING AND SECURITY SYSTEM

VANCOUVER, BC –June 23, 2009 Current Technology Corporation (OTCBB:CRTCF) reports its 62% owned Texas-based subsidiary Celevoke, Inc. (“Celevoke”) has completed the initial prototype for the worldwide  monitoring, tracking, safety, security, and control of  shipping containers. Designed as a covert tool, Celevoke’s Container Security Solution is “HIDDEN IN PLAIN SIGHT sm”. “Unfortunately we live in a world where the safety and security of both assets and people are of paramount importance,” stated Celevoke CEO Chuck Allen. “This is particularly true of shipping containers which move around the world continuously making hundreds of millions of trips per year. By their very nature, shipping containers are a potential target for terrorists, pirates and other criminal elements.”

Celevoke recently announced the introduction of its NextGen Tracking System, a M2M (Machine-to-Machine) GPS-based solution specifically designed for the power sports industry, combining a patented power management system with very low energy consuming components. The Container Security Solution builds on Celevoke’s proprietary suite of hardware and software products by adding features and benefits specifically for the shipping container industry. Amongst others, these include operating capabilities in temperature conditions from -40 to +85C, extra-long battery life, weatherproof covering, and effective global terrestrial communication with optional satellite capabilities.

Management believes the shipping container industry represents one of the largest M2M opportunities available today, and therefore expects a number of different products will be brought forward by Telematics companies. “We are convinced we are on the right track,” concluded Mr. Allen. “We believe a relatively inexpensive, small and covert solution has a much higher probability of becoming an industry standard, rather than a more expensive, larger, visible and thus more vulnerable offering.”

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation.

Forward Looking Statement

This news release contains forward-looking statements regarding future events and Current Technology’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Current Technology operates and the beliefs and assumptions of Current Technology’s management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Current Technology’s future financial performance, Current Technology’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and  Current Technology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under "Risk Factors." Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Current Technology undertakes no obligation to revise or update any forward-looking statements for any reason.

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